SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant  /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                     Miller Industries, Inc.
         ------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(1) and O-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)   Proposed maximum aggregate value of transaction:

   5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:

           -------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------------------

     3)   Filing Party:

          --------------------------------------------------

    4)   Date Filed:

         ---------------------------------------------------

                  MILLER INDUSTRIES, INC. [LOGO APPEARS HERE]
                       8503 Hilltop Drive,
                    Ooltewah, Tennessee  37363
                          (423) 238-4171

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Miller Industries, Inc. (the "Company") will be held at 10:00 a.m. (Eastern Time), on Friday, September 11, 1998 at the Hilton Northeast Atlanta, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, for the following purposes:

     1. To elect six (6) directors to hold office for a term of one (1) year or until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen, LLP as the independent accountants of the Company; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 22, 1998 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.
                              By order of the Board of Directors,


                              Frank Madonia
                              Secretary
Atlanta, Georgia
July 29, 1998


       ===================================================================
       ||We urge you to attend the Annual Meeting. Whether or not you || ||plan to attend, please complete, date and sign the enclosed || ||proxy card and return it in the enclosed postage-paid envelope. ||
       ||You may revoke the proxy at any time before it is voted.        ||
       ====================================================================

                     MILLER INDUSTRIES, INC.
                       8503 Hilltop Drive,
                    Ooltewah, Tennessee  37363
                          (423) 238-4171

                       PROXY STATEMENT FOR
                  ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Miller Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Hilton Northeast Atlanta, Norcross, Georgia, on Friday, September 11, 1998 at 10:00 a.m. (Eastern Time), and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about July 30, 1998.

     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the six director nominees and FOR the ratification of Arthur Andersen, LLP as the independent accountants of the Company.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Only holders of the common stock of the Company, $0.01 par value per share (the "Common Stock"), at the close of business on July 22, 1998 are entitled to vote at the Annual Meeting. On such date, the Company had issued and outstanding 46,709,449 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any other party other than its regular employees for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 22, 1998, certain information with respect to (a) all shareholders known to be "beneficial owners" (as that term is defined in the rules of the Securities and Exchange Commission) of more than five percent of the Common Stock; and (b) the Common Stock "beneficially owned"
(i) by each director or nominee for director, (ii) by the executive officers named in the Summary Compensation Table, and
(iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                 Amount and Nature
                                                   of Beneficial                  Percent of
Name and Address of Beneficial Owner               Ownership <F1>                 Class <F1>
------------------------------------             -----------------                ----------
William G. Miller <F2>                              6,931,791<F3>                   14.84%
Jeffrey I. Badgley                                    308,756<F4>                     *
Frank Madonia                                         281,131<F5>                     *
J. Vincent Mish                                       281,131<F5>                     *
Adam L. Dunayer                                        66,250<F6>                     *
A. Russell Chandler, III                              197,500<F7>                     *
Paul E. Drack                                          90,000<F8>                     *
Stephen A. Furbacher                                  131,600<F8>                     *
Richard H. Roberts                                     81,000<F9>                     *
All Executive Officers and Directors as a Group     8,633,990<F10>                  18.01%
    (10 persons)
____________________________
*Less than one percent

<F1>  The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options and rights to acquire shares of Common Stock held by such person or group.
<F2>  Mr. Miller's business address is c/o Miller Industries, Inc., 3220
      Pointe Parkway, Suite 100, Norcross, Georgia 30092.
<F3>  Includes 546,444 shares held by the Miller Family Foundation, Inc., a Georgia non-profit corporation of which Mr. Miller is the sole director.
<F4>  Includes 232,179 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F5>  Includes 203,054 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F6>  Includes 61,750 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F7>  Includes 25,500 shares held in trust for the benefit of Mr. Chandler's children and 86,000 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F8>  Includes 86,000 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F9>  Includes 71,000 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
<F10> Includes 1,218,433 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.

                PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the Company's Charter and Bylaws, the Board has fixed the number of directors at six. Under the terms of the Company's Charter and Bylaws, the members of the Board of Directors comprise a single class and at each annual meeting of shareholders all directors will be elected. The directors, if reelected, will serve until the annual meeting of shareholders in 1999. The Board may fill directorships resulting from vacancies or may increase the number of directors to as many as fifteen or decrease such number to as few as three directors. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

     Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose.
The Board of Directors has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

     The nominees for election shall be elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shareholder shall have one vote for each director for each share of Common Stock held by such shareholder.

     The following persons are the nominees for election to serve as directors. All six nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.


  Name of Director                Background Information
  ----------------                ----------------------

Jeffrey I. Badgley          Mr. Badgley, 46, has served as Chief
                            Executive Officer of the Company since
                            November 1997, as President of the Company since June 1996 and as a director since
                            January 1996.  In June 1997, he was named Co-
                            Chief Executive Officer of the Company, a title he shared with Mr. Miller until November 1997. Mr. Badgley served as Vice
                            President of the Company from 1994 to 1996, and as Chief Operating Officer of the Company from June 1996 to June 1997. In addition,
                            Mr. Badgley has served as President of Miller
                            Industries Towing Equipment Inc. since 1996.
                            Mr. Badgley served as Vice President - Sales of Miller Industries Towing Equipment Inc.
                            from 1988 to 1996. He previously served as Vice President - Sales and Marketing of
                            Challenger Wrecker Corporation, from 1982 until joining Miller Industries Towing Equipment
                            Inc.

A. Russell Chandler, III    Mr. Chandler, 53, has served as a director of
                            the Company since April 1994. He currently serves as Chairman of Amplified.Com, an internet music provider, and is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia.
                            Mr. Chandler served as the Mayor of the
                            Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August
                            1996.  From 1987 to 1993, he served as
                            Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags.
                            He founded Qualicare, Inc., a hospital
                            management company, in 1972 and served as President and Chief Executive Officer until its sale in 1983. In addition, Mr. Chandler serves on a number of community advisory boards, including the Wharton Graduate
                            Advisory Board and the Georgia Tech
                            Foundation Board of Trustees.

Paul E. Drack               Mr. Drack, 69, has served as a director of
                            the Company since April 1994. Mr. Drack is also a director of Euramax International PLC.
                            Mr. Drack retired in December 1993 as
                            President and Chief Operating Officer of AMAX
                            Inc., positions he held since August 1991.
                            From 1985 to 1991, Mr. Drack served in
                            various capacities for operating subsidiaries of AMAX Inc. including Chairman, President and Chief Executive Officer of Alumax Inc.
                            and President of Kawneer Company. He was a director of AMAX Inc. from 1988 to 1993.
                            Prior to its acquisition by another entity in November 1993, AMAX Inc. was a producer of aluminum and manufactured aluminum products with interests in domestic energy and gold production.

Stephen A. Furbacher        Mr. Furbacher, 78, has served as a director
                            of the Company since April 1994 and of Miller
                            Group, Inc. since January 1993.  Since 1986,
                            Mr. Furbacher has been a business consultant and has been involved in various corporate turnarounds and reorganizations. Over the past 25 years Mr. Furbacher has served on the boards of various public companies, including
                            Fleet Financial Group, AMAX Inc., Kennecott
                            Copper Corporation, Amerace Corporation and
                            Bostrom Manufacturing Company.

William G. Miller           Mr. Miller, 51, has served as Chairman of the
                            Board since April 1994.  He served as Chief
                            Executive Officer of the Company from April 1994 until June 1997. In June 1997, he was named Co-
                            Chief Executive Officer, a title he shared with the Company's President, Jeffrey I.
                            Badgley until November 1997. Mr. Miller also served as President of the Company from April
                            1994 to June 1996.  He served as Chairman of
                            Miller Group, Inc., from August 1990 through
                            May 1994, as its President from August 1990 to March 1993, and as its Chief Executive
                            Officer from March 1993 until May 1994.
                            Prior to 1987, Mr. Miller served in various management positions for Bendix Corporation,
                            Neptune International Corporation,
                            Wheelabrator-Frye Inc. and The Signal
                            Companies, Inc.

Richard H. Roberts          Mr. Roberts, 44, has served as a director of
                            the Company since April 1994. Mr. Roberts currently serves as Senior Vice President, Secretary and General Counsel of Landair
                            Services, Inc., a position he has held since
                            August, 1994. Mr. Roberts was partner in the law firm of Baker, Worthington, Crossley &
                            Stansberry, counsel to the Company, from January 1991 to August 1994 and prior thereto was an associate of the firm. Mr. Roberts has served as a director of Landair Services, Inc. since May 1995.

     The Board of Directors held 5 meetings during the fiscal year ended April 30, 1998. The Board of Directors has standing Audit, Compensation and Nominating Committees. The Audit Committee is comprised of Messrs. Drack, Furbacher and Roberts. The Audit Committee meets with the Company's independent auditors to review the Company's financial statements and it is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held 4 meetings during fiscal 1998.

     The purpose of the Compensation Committee is to establish, among other things, salaries, bonuses and other compensation for the Company's officers, and to administer the Company's stock option and other employee benefit plans. Messrs. Chandler, Furbacher and Roberts comprise the Compensation Committee, which met 4 times during fiscal 1998.

     The Nominating Committee is comprised of Messrs. Chandler, Drack and Miller. The Nominating Committee was established to evaluate candidates for service as directors to the Company. The Nominating Committee held 1 meeting during fiscal 1998. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for nominations set forth in Article I, Section 1.2, of the Company's Bylaws.

     All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members.

                      EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of the Company's other most highly compensated executive officers as of the end of fiscal 1998 who earned in excess of $100,000 in salary and bonus during fiscal 1998 (collectively, the "Named Executive Officers").

                                                                                     Long Term
                                                         Annual Compensation<F1>   Compensation
                                                                                      Awards
                                                         ----------------------    -------------
                                                                                  Securities          All
                                                                                  Underlying         Other
                                                          Salary      Bonus       Options        Compensation
        Name and Principal Position             Year        ($)        ($)          (#)              ($)
        ---------------------------             ----      --------   --------    ----------      ------------
William G. Miller <F2><F3>                      1998     $162,500    $129,167         -                -
  Chairman                                      1997      150,000      54,167         -                -
                                                1996      150,000      41,667         -                -

Jeffrey I. Badgley <F2>                         1998      162,500     119,417       35,000         $ 2,056<F4>
  President and Chief Executive Officer         1997      119,167      37,417       90,000           1,266<F4>
                                                1996       98,333      27,083       99,000             626<F4>

Frank Madonia <F2>                              1998      132,500      97,083       22,000           1,292<F4>
  Vice President, Secretary and                 1997       99,167      33,750       72,000           1,079<F4>
  General Counsel                               1996       83,333      22,083       76,500             533<F4>

J. Vincent Mish <F2>                            1998      120,000      93,063       22,000           1,167<F4>
  Vice President and President of               1997       99,167      30,750       72,000             813<F4>
  the Financial Services Group                  1996       83,333      20,000       76,500             469<F4>

Adam L. Dunayer <F2><F5>                        1998      132,500      80,000       72,000             562<F4>
  Vice President and Chief Financial            1997       66,766         -        120,000               -
  Officer

_______________________

<F1> Excludes perquisites and other personal benefits aggregating less than $50,000 or 10% of the named executive officer's annual salary and bonus.
<F2> Bonus awards consist entirely of amounts earned in previous fiscal years which are paid incrementally to the executive officer in the year noted in accordance with the Company's bonus plan. No bonuses were awarded to executive officers based on performance during the 1998 fiscal year.
<F3> Mr. Miller served as Co-Chief Executive Officer with Mr. Badgley until November 10, 1997.
<F4> Consists of a matching contribution made to the executive's account in the Company's 401(k) Plan.
<F5> Mr. Dunayer joined the Company during the 1997 fiscal year.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 1998 under the Company's 1994 Stock Option and Incentive Plan (the "1994 Plan"). The hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

                                                        Option Grants in Last Fiscal Year

                                                             Individual Grants
                                                                                         Potential realizable
                                         Percent of                                        value at assumed
                          Number of        total                                         annual rates of stock
                          Securities      options                                        price appreciation for
                          Underlying      granted to    Exercise or                          option term <F2>
                            Options     employees in     base price     Expiration      -------------------------------
        Name             Granted<F1>    fiscal year       ($/Sh)           date            5%($)            10%($)
        ----             -----------    ------------     ----------     ----------      -----------       -----------
William G. Miller            -0-            -0-              $0             -               -                 -
Jeffrey I. Badgley          35,000 <F3>    4.35%           $14.625        6/27/07       $321,915.44       $815,796.92
Frank Madonia               22,000 <F3>    2.74%           $14.625        6/27/07       $202,346.85       $512,786.64
J. Vincent Mish             22,000 <F3>    2.74%           $14.625        6/27/07       $202,346.85       $512,786.64
Adam L. Dunayer             22,000 <F3>    2.74%           $14.625        6/27/07       $202,346.85       $512,786.64
                            50,000         6.22%           $9.8125        12/4/07       $308,551.42       $781,929.89

<F1>  All options were granted pursuant to the 1994 Plan, have a term of ten years, and vest in one-fourth increments annually from the date of grant.
<F2>  These amounts represent assumed rates of appreciation only.  Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
<F3>  Options granted as indicated were based on performance of the executive officer during the 1997 fiscal year. No options were granted based on performance during the 1998 fiscal year.

OPTIONS EXERCISED IN LAST FISCAL YEAR, FISCAL YEAR END OPTION VALUES

     The following table summarizes certain information regarding option exercises during the fiscal year ended April 30, 1998 and year end option values of the Named Executive Officers.

                                                      Number of securities
                         Shares                      underlying unexercised      Value of unexercised in-
                        Acquired                    options at April 30, 1998      the-money options at
                           on      Value Realized        (No. of shares)             April 30, 1998 <F1>
                        Exercise                   --------------------------    ---------------------------
        Name              (#)            ($)        Exercisable  Unexercisable   Exercisable   Unexercisable
 ------------------    ----------  --------------  ------------  -------------  ------------  --------------
 William G. Miller             0            0               0              0             0            0
 Jeffrey I. Badgley        2,000      $27,215.00      134,929        197,000      $551,603.52  $452,241.00
 Frank Madonia             2,000      $27,215.00      119,179        159,250      $505,501.02  $406,138.50
 J. Vincent Mish           2,000      $27,215.00      119,179        159,250      $505,501.02  $406,138.50
 Adam L. Dunayer               0            0          30,000        162,000             0            0

<F1>  Reflects the market value of the underlying securities at the closing price on the New York Stock Exchange on April 30, 1998 ($7.875), less the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     In July 1997, the Company entered into an employment agreement with Mr. Miller which provides for a base salary as agreed to by the Company and the Employee from time to time, but which shall in any event be substantially the same as the base salary of the Chief Executive Officer of the Company. Mr. Miller also receives certain insurance and other benefits as are generally provided by the Company to its executive employees. Mr. Miller's employment agreement is for an indeterminate term and requires Mr. Miller to meet certain concurrent employment conditions with the Company or its affiliates. Employment may be terminated by either party upon three years written notice or for "cause," as defined in the employment agreement. The agreement also provides for non-competition by Mr. Miller for a period ending three years from termination of the agreement if the agreement is terminated by breach of Mr. Miller.

     In October 1993, Miller Industries Towing Equipment Inc. entered into an employment agreement with Mr. Badgley which provides for a base salary of a minimum of $70,000. Mr. Badgley also receives certain insurance and other benefits as are generally provided by the Company to its employees. Mr. Badgley's employment agreement is for a term of 10 years, and may be terminated prior to that time for "cause," as defined in the employment agreement. The agreement also provides for non-competition by Mr. Badgley for a period ending three years from termination or expiration of the agreement, unless such period is extended by agreement. In consideration of the non-competition agreement, Miller Industries Towing Equipment Inc. will pay one-half of Mr. Badgley's base salary for such period.

     Each of the remaining executive officers has entered into non-competition agreements which generally limit the ability to be employed by a competitor of the Company, or otherwise compete with the Company, for two or more years from the date of expiration or termination of employment. The non-competition agreements also contain, among other provisions, confidentiality and non-disclosure provisions respecting disclosure of confidential information of the Company.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee
service.   Upon initial election to the Board, each non-employee director is granted an option to purchase 10,000 shares of Common Stock as of the date of becoming a director. In addition, on the first business day following each annual meeting of shareholders, each non-employee director receives an option to purchase 2,000 shares, plus up to 2,000 additional shares based upon the earnings of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1998, the Compensation Committee was comprised of Messrs. Chandler, Furbacher and Roberts, all of whom are non-employee directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Company's general compensation policies on executive officer compensation are administered by the Compensation Committee (the "Committee") of the Board of Directors; however, the Committee submits its determinations to the full Board for its comments and concurrence. All members of the Committee are non-employee directors. It is the responsibility of the Committee to determine whether the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

     The three components of executive officer compensation are base salary, annual cash bonus awards and stock option grants, except with respect to the Chairman, who declined any stock option award in Fiscal 1998 as has been his custom in previous years. In addition to the Committee's determinations on base salary and bonus award, the Committee administers the 1994 Plan and recommends to the Board of Directors the options to be granted to executive officers.

     The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget, its position within its industry sector and the compensation policies of similar companies in its business sector. The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee. The Committee is currently conducting such a review covering all three components of executive compensation (base salary, annual cash bonus awards and stock option grants).

     OPTION GRANTS. The Company uses grants of options to better align the interests of the Company's officers and employees with the long-term interests of the Company and its shareholders. All options for the purchase of 500 or more shares vest in four equal annual installments, and all options for the purchase of fewer than 500 shares vest in two equal annual installments. All options are exercisable until the tenth anniversary of the grant date unless otherwise earlier terminated pursuant to the terms of the individual option agreement. During the 1998 fiscal year, the Company granted an aggregate of 803,575 options to employees and executive officers under the 1994 Plan. The named executive officers received options for the purchase of an aggregate of 151,000 shares, or 18.79% of the total shares subject to option grants granted in fiscal 1998 under the 1994 Plan however, no executive officer was granted options based on performance during the 1998 fiscal year. The Committee strongly believes it is important for the non-executive officer employees of the company to have a long-term equity interest in the Company.

     SALARIES. During fiscal 1998, the Committee reviewed the salaries of all executive officers and the established levels of participation of those officers in the Company's Cash Bonus Plan and the 1994 Plan. In its review, the Committee discussed the performance of the executive officers with the Chief Executive Officer and further considered the compensation packages, employment agreements (as applicable) and existing stock options (as applicable) of each officer and of the Chief Executive Officer. The Committee's review of executive officer compensation included consideration of individual performance and contribution to the

Company, a comparison to compensation paid to executive officers in companies of similar size in related industries, the financial performance of the Company, and other factors the Committee believed were relevant in making its determination. The Committee is currently conducting a substantially similar review covering all three components of executive compensation (base salary, annual cash bonus awards and stock option grants).

     EMPLOYMENT AGREEMENTS. Each of Messrs. Badgley and Miller is a party to an employment agreement with the Company or a subsidiary of the Company, which is described under "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements."

     FEDERAL INCOME TAX DEDUCTIBILITY LIMITATION ON EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code was enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer or any other of the four highest compensated officers. The Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, executive compensation pursuant to the 1994 Plan should be qualifying "performance based" compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, including base salary and amounts awarded under the Cash Bonus Plan, are not excluded from the limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Committee believes that performance based compensation is desirable and can be structured in a manner to constitute qualifying as performance based compensation under
Section 162(m).

                              A. Russell Chandler, III
                              Stephen A. Furbacher
                              Richard H. Roberts
PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative shareholder return of the Common Stock with The New York Stock Exchange Composite Index and the Standard & Poor's Heavy Duty Trucks and Parts Index over the period of time from August 2, 1994 (the initial trading date of the Common Stock) through April 30, 1998. The Common Stock was quoted on the Nasdaq Stock Market's National Market until December 19,
1995, and since that date has traded on the New York Stock Exchange. The respective returns assume reinvestment of dividends paid.

                  Comparison of Cumulative Total Returns



                      [stock performance graph appears here]

                                       8/2/94      4/28/95     4/30/96    4/30/97    4/30/98
                                       ------      -------     -------    -------    -------
  Miller Industries, Inc.               100          161         372        475        315
  NYSE Composite Index                  100          109         138        164        227
  S&P Heavy Duty Trucks & Parts         100          103         114        142        221

         PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen, LLP, independent public accountants, to audit the accounts of the Company for fiscal 1999. Arthur Andersen, LLP audited the accounts of the Company for fiscal 1998 and has served as independent public accountants to the Company since its inception. While ratification by the shareholders of this appointment is not required by law or the Company's Charter or Bylaws, management of the Company believes that such ratification is desirable. A representative of Arthur Andersen, LLP, is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO THE COMPANY.


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during fiscal 1998 all
Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were complied with, and the Company is not aware of any filing delinquencies, except as set forth below.

     Messrs. Badgley, Madonia and Mish each failed to file on a timely basis one Form 4 relating to one transaction in the Common
Stock. Messrs. Badgley, Dunayer, Madonia, Mish, and Sebastian each failed to file on a timely basis one Form 5 relating to one transaction in the Common Stock and Messrs. Chandler, Drack, Furbacher, and Roberts each failed to file on a timely basis one Form 5 relating to two transactions on the Common Stock. All such transactions were subsequently reported.

             DEADLINES FOR SUBMISSION TO SHAREHOLDERS
               OF PROPOSALS TO BE PRESENTED AT THE
               1999 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal intended to be presented for action at the 1999 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than April 1, 1999 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 1999 Annual Meeting of Shareholders. In the event that a proposal intended to be presented for action at the 1999 Annual Meeting of Shareholders by any shareholder of the Company is not received by the Secretary of the Company on or before June 15, 1999, then the management proxies would be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting, whether or not the matter is discussed in the Proxy Statement. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Securities and Exchange Commission at the time in effect.

                     METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted for the purposes of determining a quorum. Abstentions and non-votes are treated as votes against the proposals presented to the shareholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                          MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxies promptly.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998 IS INCLUDED WITHIN THE ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST UPON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST. REQUESTS SHOULD BE MADE IN WRITING TO FRANK MADONIA, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, MILLER INDUSTRIES, INC., 3220 POINTE PARKWAY, SUITE 100, NORCROSS, GEORGIA 30092.

                     MILLER INDUSTRIES, INC.
 This Proxy is Solicited by the Board of Directors for the Annual
                            Meeting of
      Shareholders to be Held on Friday, September 11, 1998

                              PROXY

   The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller and Frank Madonia, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Friday, the 11th day of September, 1998, at 10:00 a.m., and at any and all adjournments thereof as follows:

   (1)/ / FOR all of the following nominees (except as marked to the contrary below):
           NOMINEES: Jeffrey I. Badgley, A. Russell Chandler, III, Paul E. Drack, Stephen A. Furbacher, William G. Miller and Richard H. Roberts.

      / /  WITHHOLD AUTHORITY to vote for all nominees listed.
           (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             _______________________________________
             _______________________________________
             _______________________________________
             _______________________________________
             _______________________________________

   (2) For the approval of the proposal to ratify the appointment of Arthur Andersen, LLP as the independent accountants of the Company.

                 / /  For        / / Against   / / Abstain

   (3) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
NOMINEES AND PROPOSALS LISTED ABOVE AND UNLESS INSTRUCTIONS TO
THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL
BE SO VOTED.

   It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 29, 1998 and the
Proxy Statement furnished therewith.


                              Dated and signed ________________________, 1998

                              ____________________________________________

                              ____________________________________________

                              (Signature should agree with the
                              name(s) hereon.  Executors,
                              administrators, trustees, guardians
                              and attorneys should so indicate
                              when signing.  For joint accounts
                              each owner should sign.
                              Corporations should sign their full
                              corporate name by a duly authorized
                              officer.)

   This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.